Exhibit 2.4

Form of Convertible Debenture, Transfer and Acknowledgment and Conversion Form

CONVERTIBLE DEBENTURE

RTICA CORPORATION

(continued pursuant to the laws of the Province of Ontario)

AGGREGATE PRINCIPAL AMOUNT OF
CONVERTIBLE DEBENTURE	[Amount] CONVERTIBLE DEBENTURE(S)
CERTIFICATE NO. [Insert Debenture #]

THIS IS TO CERTIFY that

[Insert Debenture Holder]

(herein called the "Convertible Debentureholder" or "holder") is the registered holder of the aggregate principal amount of Convertible Debenture(s) stated above.

                                       The Convertible Debenture represented by this certificate is issued under and pursuant to a certain indenture (herein called the "Indenture") made as of June 4, 2002 between the Company and Stikeman, Graham, Keeley & Spiegel LLP, as trustee ("Trustee", which expression shall include any successor trustee appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Convertible Debentures and the terms and conditions upon which such Convertible Debenture are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Convertible Debentures by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined.

                                       Subject to the terms of this Convertible Debenture a Holder shall have the right to convert a Convertible Debenture into that number of units as is obtained by dividing the amount due under the Convertible Debenture (excluding interest) by $0.45. Each unit consists of one common share and one common share purchase warrant which entitles the holder thereof to purchase one common share of RTICA Corporation for 2 years at a price of $0.54.

Article 1.0                       Promise to Pay

                                       RTICA Corporation (the “Company”), a Company continued under the laws of Ontario and having its principal office at 999 Barton Street, Stoney Creek, Ontario, L8E 5H4, for value received, hereby promises to pay to or to the order of [Insert Holder Name], its successors and assigns (the “Holder”) and their successors and assigns, the sum of [Insert Amount] (the “Principal Amount”) together with interest, calculated semi-annually in arrears on June 30th and December 31st at rate of 10%

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per annum. Subject to the exercise of conversion rights attached to this Debenture, the principal and interest then outstanding shall be due and payable on May 31, 2005 (the “Maturity Date”).

Article 2.0                       Prepayment by RTICA Corporation

                                       The Company may at any time after May 31, 2003 pay in cash to the Holder all of the Principal Amount on a date prior to the Maturity Date (the “Prepayment Date”), or issue such number of common shares of the Company obtained by dividing the Principal Amount and interest accrued to such time by an amount equal to the Current Market Price of the Company’s shares provided such price exceeds $0.70 for one continuous calendar month from the date of this Convertible Debenture.

Article 3.0                       Amount of Interest

i.	The amount of interest owing to the Holders at any date shall be calculated using a per annum interest rate of ten percent (10%) calculated half yearly not in adavance.

ii.	The amount of interest payable to the Holders shall be paid in cash on the Maturity Date or Prepayment Date.

Article 4.0                       Security Interest

                                       As general and continuing security for the payment and performance of all obligations secured of the Company to the Holders, the Company hereby grants to the Holders a security interest in the present and future undertaking and property, both real and personal, of the Company (collectively, the “Collateral”), and as further general and continuing security for the payment and performance of the obligations secured, the Company hereby assigns the Collateral to the Holders and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Holders. Without limiting the generality of the foregoing, the Collateral will include all right, title and interest that the Company now has or may hereafter have, be possessed of, be entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter, in all property of the following kinds:

(a)
Receivables: all debts, accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to the Company (collectively, the “Receivables”);

(b)
Inventory: all inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of the Company (collectively, the “Inventory”);

(c)	Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory (collectively, the “Equipment”);

(d)	Chattel Paper: all chattel paper;

(e)	Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f)	Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments (collectively, the “Securities”);

(g)
Intangibles: all intangibles not otherwise described in this Section 0 including, without limiting the generality of the foregoing, all goodwill, licenses, patents, trademarks, copyrights and other intellectual property;

(h)	Money: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(i)
Books, Records, Etc.: all books, papers, business plans, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 0 and all contracts, securities, instruments and other rights and benefits in respect thereof,

(j)	Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 0; and

(k)	Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said assignment and mortgage and charge will not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Company, but should the Holders enforce the said assignment or mortgage and charge, the Company will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Holders liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which the Company is a party or by which it is bound.

4.1                       Attachment of Security Interest

                                       The Company acknowledges that value has been given and agrees that the security interest granted hereby will attach when the Company signs this Debenture and the Company has any rights in the Collateral.

4.2                       Exception for Contractual Rights

                                       Unless and until the Trustee so declares to the contrary by notice in writing given to the Company, the security created hereby does not and shall not extend to, and Collateral shall not include, any agreement, right, franchise, license or permit (the “contractual rights”) to which the Company is a party or of which the Company has the benefit, to the extent that the creation of the security therein would constitute a breach of the terms of or permit any Person to terminate the contractual rights, but the Company shall hold its interest therein in trust for the Holders and shall assign such contractual rights to the Trustee on behalf of the Holders forthwith upon obtaining the consent of the other party thereto. The Company agrees that it shall, upon the request of the Trustee, make all reasonable efforts to obtain any consent required to permit any contractual rights to be subjected to the security created hereby.

4.3                       Transactions in Ordinary Course of Business

                                       Until the security hereby constituted shall have become enforceable, the charge herein created shall in no way hinder or prevent the Company from selling, assigning, transferring, exchanging, leasing or otherwise disposing of or dealing with its property and assets subject thereto in the ordinary course of its business and for the purpose of carrying on the same, provided such action is not in breach of any of the covenants herein contained or of any agreement to which the Holders or the Trustee and the Company are parties.

                                       In the event of any discrepancy between the provisions of this Convertible Debenture Certificate and the terms of the Convertible Debenture, the terms of the Convertible Debenture shall govern.

                                       After the Expiry Date, no holder of a Convertible Debenture Certificate representing a Convertible Debenture will have any conversion rights.

                                       At any time prior to the earlier of:

(a)	the Prepayment Date; and
(b)	the Maturity Date;

a holder of this Convertible Debenture may convert all or part of the Convertible Debenture at their principal amount into units at a deemed conversion price of $0.45 per unit, each unit consisting of one common share of RTICA and one warrant to purchase one common share of RTICA at a price of $0.54 per share for a period of two years from the date of issue thereof, upon providing to the Trustee this Convertible Debenture Certificate together with a written instrument in form satisfactory to the Trustee (which may be the completion of the conversion form set forth in this Convertible Debenture Certificate) evidencing the election (which on delivery to the Trustee shall be irrevocable) of the holder to convert the amount of the Convertible Debenture. The date of receipt by the Trustee of such Convertible Debenture Certificate and written instrument shall be the date of conversion of the Convertible Debenture affected thereby. If the holder is not exercising all of the Convertible Debenture represented by this Convertible Debenture Certificate, the holder shall be entitled to receive a Convertible Debenture Certificate representing the aggregate principal amount of Convertible Debenture which is the difference between the initial aggregate principle amount of Convertible Debenture issued and the amount being so converted.

                                       Upon conversion, the Principal Amount of Convertible Debenture converted shall be extinguished and released, and in consideration and exchange therefore the Company shall issue and allot units consisting of fully paid and non-assessable common shares and warrants.

                                       Each Convertible Debentureholder shall be deemed to have become the holder of record of Underlying Securities on the date on which it is deemed, pursuant to the Indenture, to have exercised its Convertible Debenture unless the transfer books of the Company shall be closed by law on the said date of such exercise, in which case the Underlying Shares sought shall be deemed to have been issued and such Convertible Debentureholder shall be deemed to have become the holder of record of such Underlying Securities on the date on which such transfer books are next re-opened.

                                       Forthwith after the relevant date of conversion, the Company shall, subject to the provisions of the next following paragraph, forthwith upon receipt by the Trustee of a Convertible

Debenture Certificate representing the converted Convertible Debenture, or following the deemed conversion thereof irrespective of such receipt, cause to be delivered to each Convertible Debentureholder or mailed to it at its address specified in the register of the Company a certificate or certificates for the appropriate number of common shares and warrants (the “Underlying Securities”) which such Convertible Debentureholder is entitled to acquire pursuant to the Convertible Debenture surrendered.

                                       The Company shall not be required to deliver certificates for Underlying Securities during the period when the transfer books of the Company are closed by law and, in the event of a surrender of Convertible Debentures for the acquisition of Underlying Securities during such period, the delivery of certificates may be postponed until the date of the re-opening of the transfer books.

                                       The holding of the Convertible Debenture evidenced by this Convertible Debenture Certificate shall not constitute the holder hereof a shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

                                       This Convertible Debenture Certificate and the Convertible Debentures and Underlying Securities represented hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada. Accordingly, this Convertible Debenture Certificate and the Convertible Debentures may not be distributed in any province or territory, or to or for the benefit of any resident thereof, in contravention of the laws of any such jurisdiction. Compliance with the securities laws of any jurisdiction is the responsibility of the holder or its transferee.

                                       The Underlying Securities represented by this certificate may be subject to resale restrictions under applicable Canadian securities laws and may not be traded except in compliance with such laws.

                                       The Convertible Debentures evidenced by this Convertible Debenture Certificate may be transferred only upon compliance with the conditions prescribed in the Indenture on the register kept at the offices of the Trustee by the registered holder hereof or his legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee and upon due execution by the holder and its transferee of the transfer and acknowledgement and direction in the form hereon and upon compliance with such reasonable requirements as the Trustee may prescribe. If, at the time of the exercise of the Convertible Debenture, there remain trading restrictions on the Underlying Securities acquired, due to applicable securities legislation, the Company may, on the advice of counsel, legend the certificates representing the Underlying Securities to such effect, and prior to issuance of any such certificates by the registrar and transfer agent for the Underlying Securities, the Trustee shall be advised in writing by the Company whether such legending is required.

                                       In the event that Convertible Debenture Certificate(s) which have been delivered to the Trustee bear a legend pursuant to U.S. securities laws, then, unless instructed otherwise by the Company, the certificate(s) in respect of the Underlying Securities shall also be affixed with such a legend.

                                       This Convertible Debenture Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

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                                       IN WITNESS WHEREOF the Company has caused this Convertible Debenture Certificate to be signed by its duly authorized officer as of                                      , 2002.

Countersigned by:

STIKEMAN, GRAHAM, KEELEY & SPIEGEL LLP	RTICA CORPORATION

By: ___________________________________	By: ___________________________________

TRANSFER OF CONVERTIBLE DEBENTURES

                                       For Value Received, the undersigned hereby sells, assigns and transfers unto ________________ _____________________________________________________________________________________________ ,
_____________________________________________________________________________________________
Convertible Debenture of RTICA Corporation (the "Company") registered in the name of the undersigned on the register maintained therefor and represented hereby, together with the benefit of the covenant of the Company as set forth in Section 2.02(5) of the Indenture, and irrevocably constitutes and appoints
_____________________________________________________________________________________________

_____________________________________________________________________________________________

the attorney of the undersigned to transfer the said Convertible Debenture on the register maintained therefor with full power of substitution hereunder.

FURTHERMORE, the undersigned certifies (one (only) of the following must be checked) that:

_           such sale, assignment and transfer is being made to a person in the United States pursuant to an exemption from registration under the U.S. Securities Act and an opinion of counsel has been delivered to the Company.

_          such sale, assignment and transfer is being made, and the offer of the securities being sold, assigned and transferred was made, to a person not in the United States.

DATED the __________day of______________, 200_.

Signature of Convertible Debentureholder	_____________________________________
Guaranteed by:	(Signature of Convertible Debentureholder)

Note:	The signature to this transfer must correspond with the name as written upon the face of this Convertible Debenture Certificate in every particular, without any change whatsoever.

CONVERSION FORM

TO:                        RTICA CORPPORATION

                                       The undersigned hereby exercises the right to convert__________________________ Convertible Debentures of RTICA Corporation (or such number of other securities, money or property to which such Convertible Debentures entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Convertible Debentures) according to the terms of the Convertible Debentures.

                                       Such securities, money or property are to be issued as follows:

Name:
(Print Clearly)____________________________________________________________________________________

Address in Full ___________________________________________________________________________________

_______________________________________________________________________________________________

Number of shares: _________________________________________________________________________________
Further Convertible Debenture required for balance of shares which may be acquired: ________________________________________________________________________________________

(Please print in full the name in which certificates are to be issued. If any of the securities are to be issued to a person or persons other than the Convertible Debentureholder, the Transfer of Convertible Debenture form must be completed and the Convertible Debentureholder must pay to the Trustee all exigible transfer taxes or other government charges.)

                         DATED this __________ day of ____________________ , 2002.

___________________________________
Signature

Please check box if these certificates are to be delivered to the office where this Convertible Debenture Certificate is surrendered, failing which the certificates will be mailed to the address shown on the register.

(The Trustee may require that the signature above be guaranteed, in which event the following must be completed.)

Signature of Convertible Debentureholder     ___________________________________________________

Guaranteed by:

NOTE:	If the signature of the person executing this form is to be guaranteed, it must be guaranteed by a bank or trust company or by a member of the Toronto Stock Exchange.

Print full name

Print full address

SCHEDULE "B"

Form of Declaration Regarding Removal of U.S. Securities Act Legend

TO:	RTICA Corporation
c/o Stikeman, Graham, Keeley & Spiegel LLP

                                       The undersigned (A) acknowledges that the sale of the securities of RTICA Corporation (the "Company") to which this declaration relates in being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (B) certifies that (1) the seller is not an affiliate of the Company (as defined in the U.S. Securities Act) and (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange or any other designated offshore securities market, as defined in Regulation S, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the contemplated sale is not a transaction or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act, (5) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and (6) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities. Terms used herein have the meanings given to them by Regulation S.

Dated:

By:_____________________________________________
Name:
Title:

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